Exhibit 99.1

Amendments to Virgin Media’s Senior Credit Facilities Agreement Approved by Lenders

London, 16 February 2011 — Virgin Media Inc. (NASDAQ:VMED; LSE:VMED), a leading UK entertainment and communications business, today announced its senior lenders have unanimously approved the proposed amendments in relation to its Senior Credit Facilities (SCF) Agreement dated 16 March 2010, and as amended and restated on 26 March 2010 and 15 February 2011.  The amendments are effective as of 15 February 2011.

The amendments will provide the Company with greater operational flexibility and additional options in accessing the capital markets under the SCF.

Additionally, the Company announced that 96.2% of Term Loan A lenders under the SCF have agreed to defer their portion of the £200 million amortisation payment due 30 June 2014, by one year, to 30 June 2015.

Investor Relations Contacts:

Richard Williams, +44 (0)20 7299 5479,richard.williams@virginmedia.co.uk

Vani Bassi, +44 (0)20 7299 5353,vani.bassi@virginmedia.co.uk

Reuben Wheeler, +44 (0)7891 588861,reuben.wheeler@virginmedia.co.uk

Media Contacts:

Gareth Mead, +44 (0)20 7299 5703,gareth.mead@virginmedia.co.uk

Or

Tavistock Communications

Lulu Bridges, +44 (0) 20 7920 3150,lbridges@tavistock.co.uk